UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Item 2.05        Costs Associated with Exit or Disposal Activities

On June 11, 2019, Lannett Company, Inc. (the “Company”) approved a restructuring plan (the “Cody API Restructuring Plan”) with respect to its wholly-owned subsidiary Cody Laboratories, Inc. (“Cody Labs”).  In September 2018, the Company approved a plan to sell the active pharmaceutical ingredient manufacturing distribution business of Cody Labs (the “Cody API business”).  The Company has been unable to sell the Cody API business as an ongoing operation and now intends to sell the equipment and real estate utilized by the Cody API business and to have Cody Labs cease all operations.  In connection with the Cody API Restructuring Plan, there will be a reduction of all remaining 70 positions at Cody Labs.  The Company expects that the actions contemplated under the Cody API Restructuring Plan will be substantially completed by September 30, 2019.

The Company currently estimates that it will incur approximately $5.0 million of total costs to implement the Cody API Restructuring Plan, including approximately $2.5 million of severance and employee-related costs and approximately $2.0 million of contract termination costs, as well as approximately $0.5 million of costs to be incurred in connection with moving equipment and other property to other Company-owned facilities that were originally anticipated to be incurred in connection with the Cody Restructuring Plan announced in June 2018 but that have not yet been incurred thereunder.  In addition, the Company will incur non-cash impairment charges in connection with the Cody API Restructuring Plan relating to the facility, equipment and other plant-related assets currently utilized by Cody Labs, as more fully discussed in Item 2.06 below.

This Item 2.05 contains forward-looking statements, including information regarding the Cody API Restructuring Plan.  These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties.  The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties.  A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with Securities and Exchange Commission (“Commission”) on August 28, 2018, and the Company’s subsequent current and periodic reports filed with the Commission.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in expectations.

Item 2.06        Material Impairments

As a result of the Cody API Restructuring Plan, as more fully discussed in Item 2.05 above, the Company has determined that there will be an impairment of the facility, equipment and other plant-related assets currently utilized by Cody Labs of up to $6 million.  This impairment is in addition to the $29.9 million impairment charge incurred in the first quarter of fiscal 2019 when the plan to sell the Cody API business was first approved.  This impairment will result in a noncash charge to earnings in the fourth quarter of fiscal 2019 and has no impact on the Company’s financial covenant leverage ratio.  These non-cash impairment charges are in addition to the restructuring costs referenced in Item 2.05 above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: June 17, 2019

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